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                                                                    Exhibit 23.1


                             CLANCY AND CO, P.L.L.C.
                            1300 East Missouri Avenue
                                   Suite B-200
                             Phoenix, Arizona 85014


The Board of Directors
Thor Ventures Corp.
Suite 1818, 1177 West Hastings Street
Vancouver, B.C., Canada V6E 2K3


       RE: CONSENT TO USE OUR AUDITED FINANCIAL STATEMENTS AS AN EXHIBIT TO THOR VENTURES CORP, FORM S-8
                REGISTRATION STATEMENT

Dear Directors:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, date February 16, 2001, on the financial statements of Thor Ventures Corp, a Florida corporation (the "Company") for the year ended December 31, 2000.

     The audited financial statements are included in the Form 10-KSB of Thor Ventures Corp. to be filed later this month.


Yours truly,


/s/ Clancy and Co., P.L.L.C.

Clancy & Co, P.L.L.C.


                                      C-10